Exhibit (g)(5)

aMENDMENT NO. 3 TO ADMINISTRATION, BOOKKEEPING AND PRICING SERVICES AGREEMENT

THIS AMENDMENT is made as of May   , 2018 (the “Amendment”) by and among NorthStar Real Estate Capital Income Master Fund, NorthStar Real Estate Capital Income Fund, NorthStar Real Estate Capital Income Fund-T, NorthStar Real Estate Capital Income Fund-C, Real Estate Capital Income Fund-ADV, each acting separately and not jointly and severally and each organized as a Delaware statutory trust (collectively the "Funds" and each, a "Fund"), and ALPS Fund Services, Inc., a Colorado corporation ("ALPS").

WHEREAS, the Funds are registered under the Investment Company Act of 1940, as amended ("1940 Act"), as closed-end management investment companies and are part of a master-feeder structure; and

WHEREAS, the Funds and ALPS entered into an Administration, Bookkeeping and Pricing Services Agreement effective January 9, 2017 (the “Agreement”); and

WHEREAS, the Funds and ALPS wish to modify the Agreement to reflect the following amendments, effective as the date set forth above, and have exchanged the mutual promises, covenants and representations herein and other good and valuable consideration the receipt and sufficiency of which is acknowledged.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.      Appendix A to the Agreement is deleted in its entirety and replaced with the Appendix A attached hereto.

2.      Appendix B to the Agreement is deleted in its entirety and replaced with the Appendix B attached hereto.

3.      The Agreement is amended by inserting the following as new section 25:

“25.	Separate Agreements. The Funds and ALPS agrees that each Fund is acting separately and not jointly and severally, this one document is utilized solely as a matter of convenience of the parties, no Fund is responsible for the obligations of another Fund (and no Fund shall be the beneficiary of obligations owed by ALPS to another Fund) and this Agreement shall be interpreted as if each Fund entered into a separate bilateral Agreement with ALPS.”

4.      Except specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

(signature page to follow)

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date first above written.

NORTHSTAR REAL ESTATE CAPITAL INCOME MASTER FUND	NORTHSTAR REAL ESTATE CAPITAL INCOME FUND ADV

By: _________________________________
Name: Frank V. Saracino

Title: Chief Financial Officer and Treasurer

NORTHSTAR REAL ESTATE CAPITAL INCOME FUND

By: _________________________________
Name: Frank V. Saracino

Title: Chief Financial Officer and Treasurer

NORTHSTAR REAL ESTATE CAPITAL INCOME FUND-T

By: _________________________________
Name: Frank V. Saracino

Title: Chief Financial Officer and Treasurer

NORTHSTAR REAL ESTATE CAPITAL INCOME FUND-C

By: _________________________________
Name: Frank V. Saracino

Title: Chief Financial Officer and Treasurer

ALPS FUND SERVICES, INC.

By: __________________________________

Name: Jeremy O. May

Title: President

By: _________________________________ Name: Frank V. Saracino Title: Chief Financial Officer and Treasurer

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APPENDIX A

SERVICES

Fund Accounting and Compliance Administration services shall be provided at the Initial Term of the Agreement. Tax Administration and Fund Administration services may be added at the sole discretion of the Funds in accordance with the terms of this Agreement.

1.	Fund Accounting*

•	Calculate daily NAVs
o	Account for all investment trades from Investment Advisor on Trade Date + 1
o	Account for investments in (i) real estate private equity investments made by NorthStar Real Estate Capital Income Master Fund's REIT subsidiary and (ii) real estate (including debt and/or equity investments) on an aggregate basis, based on instruction from advisor or third party
o	Account for investments in real estate private equity investments made by NorthStar Real Estate Capital Income Master Fund outside of its REIT subsidiary on an individual basis, based on instruction from advisor or third party
o	Account for corporate actions on ex-date
o	Accrue income and amortization daily
o	Accrue fund expenses daily including performance based fees
o	Account for all capital share activity on trade date + 1
o	Facilitate daily valuations on all investments consistent with a Fund’s pricing and valuation policies
•	Reconcile all balance sheet accounts monthly
•	Coordinate with the Funds' custodian and transfer agent
•	Transmit daily NAVs to Investment Advisor, NASDAQ, Transfer Agent and other third parties
•	Compute yields, expense ratios, portfolio turnover rates, etc.
•	Reconcile cash and investment balances daily with the Custodian
•	Prepare and maintain required Fund Accounting records in accordance with the 1940 Act and other applicable securities laws, rules and regulations and in accordance with GAAP
•	Obtain security valuations from appropriate sources consistent with the Funds’ pricing and Valuation policies

o       Interface directly with third party data providers

o	Calculate end of day prices for non-traded instruments based on models provided by the Investment Advisor
o	Participate, in the sole discretion of the Funds, as a non-voting member on the Funds’ pricing committee

*The parties agree and acknowledge that the Fund Accounting services described herein do not include the independent audit or validation of accounting entries, including but not limited to, accounting adjustments, errors, recorded expenses or assets not held by custodian, including but not limited loans or derivative instruments.

2.	Compliance Administration

•	Perform daily prospectus, SEC investment restriction monitoring
•	Provide warning/alert notification
•	Create monthly comprehensive compliance summary reporting
•	Monitor on a quarterly basis each Fund's status as a regulated investment company under Subchapter M of the Code.

3.	Fund Administration

•	Prepare annual and semi-annual financial statements, utilizing templates for standard layout and printing
•	Prepare Forms N-SAR, N-CSR, and N-Q
•	Prepare required reports for meetings of the Funds' boards of trustees as agreed upon
•	Host annual audits
•	Calculate monthly SEC standardized total return performance figures
•	Coordinate reporting to outside agencies including Morningstar, etc.

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APPENDIX B

COMPENSATION

All fees due for services provided by ALPS from each of the Funds described in Appendix A shall be paid by NorthStar Real Estate Capital Income Master Fund. Each of the Funds may be party to a separate expense sharing arrangement, policy or procedure that allocates the fees described herein among the Funds.

NorthStar Real Estate Capital Income Master Fund shall pay the following fees for Fund Administration*:

The greater of $         or an amount equal to       basis points of the annual net assets of the NorthStar Real Estate Capital Income Master Fund.

NorthStar Real Estate Capital Income Master Fund shall pay the following fees for Fund Accounting and Compliance Administration*:

The greater of (i) (A) $         annual minimum for a one year term beginning as of the date of the Agreement and (B) $         annual minimum for each year beginning as of the second year from the date of the Agreement; and (ii) an amount equal to the basis point referenced in following fee schedule times the net assets of the NorthStar Real Estate Capital Income Master Fund:

Annual Net Assets	Annual Basis Point Fee
Between $0 - $250MM
$250MM - $1B
Above $1B

* subject to an annual cost of living adjustment based on the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Denver-Boulder-Greeley area, as published biannually by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such index is terminated, any successor or substitute index.

OUT-OF-POCKET EXPENSES: All out-of-pocket expenses are passed through to the Funds at cost, including but not limited to: third party security pricing and data fees, Bloomberg fees, Gainskeeper fees, PFIC Analyzer, bank loan sub-accounting fees, SSAE16 control review reports, travel expenses to Board meetings and on-site reviews, printing, filing and mailing fees, FINRA advertising/filing fees (including additional ALPS fees for expedited reviews), registered representative state licensing fees, customized programming/enhancements, Blue Sky permit processing fees and state registration fees, and other out-of-pocket expenses incurred by ALPS in connection with the performance of its duties under the Agreement.

LATE CHARGES: All invoices are due and payable upon receipt. Any invoices not paid within sixty (60) days of the invoice date are subject to a       percent (    %) per month financing charge on any unpaid balance to the extent permitted by law.